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                                                                    EXHIBIT 10.1


                                PROMISSORY NOTE

$261,800                                                 Los Angeles, California
--------                                                           July 25, 2000

     FOR VALUE RECEIVED, Coffin Partners, LLC, Series C (the "Borrower"), a Delaware Series Limited Liability Company, promises to pay to the order of PCSupport.com, Inc., a Nevada corporation, its successors and assigns (the "Lender") at 3605 Gilmore Way, Suite 300, Burnaby, British Columbia, Canada, V4G 4X5 or at such other place as might be designated in writing by the Lender, the principal sum of two hundred sixty one thousand eight hundred dollars ($261,800), together with interest thereon at a rate of one percent (1%) per annum, with full recourse. Interest will be calculated on the basis of the actual days elapsed based on a per diem charge computer over a year composed of three hundred sixty (360) days.

     Interest in the amount of 6.62% calculated from July 25, 2000, shall be paid on or before July 25, 2000, 2001, 2002, 2003, and 2004. The principal shall be due and payable on July 25, 2005.

     Advances, readvances and payment under this Note may, at the option of the Lender, be recorded on this Note or by deposits and withdrawals from an account maintained by the Borrower on deposit with the Lender or under the control of the Lender, either of which will be prima facie evidence of such advances, payments and the unpaid balance of this Note.

     The Borrower will have the right at any time and from time to time to prepay the unpaid principal balance of this Note in whole or in part without penalty, but with interest on the unpaid principal balance accrued to the date of prepayment.

     The Borrower agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the Lender's rights under this Note or otherwise relating to the indebtedness hereby evidence, the Borrower will pay the Lender's reasonable attorney's fees, all court costs and all other expenses incurred by the lender in connection therewith.

     This Note is issued by the Borrower and accepted by the Lender pursuant to a lending transaction negotiated, consummated and to be performed in Los Angeles, California. This Note is to be construed according to the internal laws of the State of California. All actions with respect to this Note or any other instrument securing payment of this Note will be instituted in a state or federal court sitting in Los Angeles Count, California subject to the provisions on arbitration. By the execution of this Note, the Borrower irrevocably and unconditionality submits to the jurisdiction (both subject matter and personal) of each such court and irrevocably and unconditionally waives: (a) any objection the Borrower might now or hereafter have to the venue in any such court, and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

     This Note is intended to strictly conform with all usury laws to the extent applicable to the transactions contemplated hereby. The provisions of this Note and of all agreements between the Borrower and the Lender are hereby expressly limited so that in no contingency or event whatsoever, shall the amount contracted for, charged, paid or agreed to be paid to the Lender for the use,
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Promissory Note
PCSupport.com, Inc.
July 25, 2000
Page 2

forbearance or retention of money or credit hereunder or otherwise exceed the maximum rate permitted by law therefor. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between the Borrower and the Lender shall, at the time of the execution and delivery thereof, or at the time or performance of such provision shall be due, involve or purport to require any payment in excess of the limits prescribed by law, the obligation to be performed or fulfilled shall be reduced automatically to the limit prescribed by law without the necessity of the execution of any amendment or new document.

     Lender and Borrower agree that all disputes, claims and controversies between the, whether individual, joint, or class in nature, arising from this Note or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association, upon request of either party, in the County of Los Angeles, State of California. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes.

     It is understood and agreed that the Borrower is a designated series of a Delaware limited liability company, having separate rights, powers or duties with respect to specified property or obligations of said limited liability company, and pursuant to Section 18-215(b) of the Delaware Limited Liability Company Act, and the limited liability company agreement of the Borrower, the debts, liabilities and obligations represented by this Note shall be enforceable against the assets of such series only, and not against the assets of the Borrower generally or any other series thereof.

     If any amount of principal is unpaid as of July 25, 2005, then the Company may, at its sole discretion, cancel the commensurate number of common shares purchased by Borrower pursuant to the Subscription Agreement between Borrower and Lender of even date.


     IN WITNESS WHEREOF, the Borrower has executed this instrument effective the date first above written.

                         Coffin Partners, LLC, Series C


                             /s/ William F. Coffin
                         ----------------------------------------
                         By Coffin Communications Group, Manager


                         By: /s/ William F. Coffin
                            -------------------------------------
                             William F. Coffin, President


                         Date:   7-26-00
                              -----------------------------------